Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Form S-8 No. 333-149291 pertaining to the First Acceptance Corporation Employee Stock Purchase Plan,

(2) Form S-8 No. 333-121551 pertaining to the First Acceptance Corporation Employee Stock Purchase Plan,

(3) Form S-8 No. 333-115601 pertaining to the First Acceptance Corporation 2002 Long Term Incentive Plan,

(4) Form S-8 No. 333-102210 pertaining to the Liberte Investors, Inc. 2002 Long Term Incentive Plan Option Granted to Donald J. Edwards Pursuant to his Employment Agreement,

(5) Form S-8 No. 333-170745 pertaining to the First Acceptance Corporation Employee Stock Purchase Plan, of our reports dated March 14, 2017, with respect to the consolidated financial statements and schedule of First Acceptance Corporation and subsidiaries and the effectiveness of internal control over financial reporting of First Acceptance Corporation and subsidiaries included in this Annual Report (Form 10-K) of First Acceptance Corporation for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 14, 2017